[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 on the Securities Exchange Act of 1934, as amended.
Exhibit 10.1
July 26, 2005
Dr. Kurt Konopitzky
Head Division Biopharmaceutical Operations
Boehringer Ingelheim Austria GmbH
Dr. Boehringer-Gasse 5 — 11
A-1121 Vienna, Austria

Re:	Amendment No. 3 to the Data Transfer, Clinical Trial and Market Supply Agreement, dated as of January 27, 2000
Dear Mr. Kanzler;
          As you know, InterMune, Inc. (“InterMune”) and Boehringer Ingelheim Austria GmbH (“BI Austria”) are parties to that certain Data Transfer, Clinical Trial and Market Supply Agreement effective January 27, 2000, as amended effective June 19, 2002 and as further amended effective September 18, 2003 (the “Agreement”). This letter (this “Amendment”) will confirm our agreement to amend and supplement the Agreement as follows, effective as of the date first set forth above:
1.	The parties hereby agree that InterMune’s obligation to purchase [ * ] of [ * ] vials of the PRODUCT for [ * ] pursuant to Section 3.2.1 of the Agreement is hereby waived without further payment or any liability or penalty to InterMune with regard to the aforementioned waiver.

2.	The parties hereby agree that InterMune’s obligation to purchase [ * ] of [ * ] vials of the PRODUCT for [ * ] pursuant to Section 3.2.1 of the Agreement shall be [ * ] vials for such [ * ] without liability or penalty to InterMune with regard to the aforementioned [ * ] . The parties further hereby agree that with respect to such [ * ] vials that InterMune is required [ * ] to purchase in [ * ] pursuant to Section 3.2.1 of the Agreement after giving effect to the modification thereto as set forth in this Section 3 of this Amendment, such vials will be produced by BI Austria in the [ * ] for delivery to InterMune in the [ * ] and such vials will have [ * ] of in the second calendar quarter of [ * ] .

3.	The Agreement is hereby amended to delete the second (2nd) paragraph of Section 3.2.1 and replace such paragraph with the following:
“Following BI Austria’s and BI Pharma KG’s FDA approval to manufacture

PRODUCT for market supply, InterMune shall order the requested amounts of PRODUCT. In any case, the [ * ] of PRODUCT ordered by InterMune shall be as follows: [ * ] per year for delivery in each calendar year through calendar year [ * ] ; (ii) [ * ] vials of PRODUCT per year for delivery in [ * ] ; provided, however, that for [ * ] , the [ * ] of PRODUCT ordered by InterMune shall be [ * ] vials of Product and provided, further, that for [ * ] , instead of InterMune having any [ * ] , InterMune, for the remainder of the term of the Agreement, shall [ * ] annual purchases of PRODUCT [ * ] equal to [ * ] such that if at the end of a given year InterMune purchases less than [ * ] in PRODUCT, InterMune shall pay to BI Austria the difference between [ * ] and that amount in PRODUCT actually purchased by InterMune during such year.”
4.	The first sentence of Section 3.2.6 of the Agreement shall be deleted and replaced with the following sentence:
“If InterMune determines that [ * ] vials of PRODUCT, or the [ * ] as applicable, per year exceeds InterMune’s annual requirements for PRODUCT [ * ] then InterMune may so notify BI Austria, stating the number of vials of PRODUCT or the [ * ] , as applicable, that InterMune predicts will actually require going forward from the date of InterMune’s notice (the “Revised Level”).”
5.	The Agreement is hereby amended to add the following language at the end of Section 3.3.4:
“With respect to PRODUCTS ordered by InterMune for [ * ] requirements, the number of vials supplied by BI Austria shall not exceed the number of vials subject to the applicable purchase order submitted by InterMune; provided, however, that if the number of vials BI Austria is able to supply [ * ] the number of vials ordered by InterMune in such purchase order and [ * ] is [ * ] the number ordered by InterMune, BI Austria shall notify InterMune in writing and inquire as to whether [ * ] is acceptable and if not, whether BI Austria should [ * ] . If InterMune notifies BI Austria that such [ * ] is acceptable to InterMune, then the applicable purchase order shall be deemed to be amended to provide for [ * ] and BI Austria shall be deemed to have accepted such purchase order in accordance with Section 3.3. On the other hand, if InterMune notifies BI Austria that BI Austria should [ * ] , then BI Austria shall be obligated to produce [ * ] InterMune shall be obligated to purchase [ * ] vials of PRODUCT produced by BI Austria from [ * ] and the purchase order submitted to BI Austria by InterMune shall be deemed amended to account [ * ] resulting from the [ * ] and such purchase order shall be deemed accepted by BI Austria in accordance with Section 3.3.”
[ * ] = certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the securities and exchange commission pursuant to rule 24b-2 on the securities exchange act of 1934, as amended.

6.	The Agreement is hereby amended to add a new Section 3.7.3 after Section 3.7.2 hereof as follows:

	“3.7.3	In addition, the parties, through the STEERING COMMITTEE shall work together in good faith to develop a risk mitigation plan to minimize any risk of interruption in the supply of PRODUCT for use in clinical trials and market supply, which plan may include, among other things, [ * ] and/or [ * ] .”
7.	The Agreement is hereby amended by adding at the end of Section 4.1 the following paragraph:

“Payments by InterMune to BI Austria hereunder shall be in Euros; provided, however, that on each invoice, the applicable exchange rate to convert Euros to US Dollars as of the invoice date shall be noted. For purposes of InterMune’s payments to BI Austria hereunder, the foreign currency exchange rate will be [ * ] such that any gain or loss resulting from exchange rate fluctuation outside [ * ] of the [ * ] will be shared [ * ] between BI Austria and InterMune and payments owed by InterMune to BI Austria will be adjusted to reflect such sharing of foreign exchange risks.”
8.	The Agreement is hereby amended by deleting Section 13.1 in its entirety and replacing it with the following:
“13.1 Duration
The Agreement shall be effective as of the Effective Date and shall continue in force until December 31, 2012. This Agreement shall automatically renew for successive four (4) year periods, provided, however, that either Party may elect not to renew this Agreement by providing the other Party written notice of such election at least thirty-six (36) months prior to the date of expiration of the then-current term. In addition, in the event that results from InterMune’s Phase III clinical trial for idiopathic pulmonary fibrosis (GIPF 007) (“Inspire Trial”) and/or InterMune’s Phase III clinical trial for ovarian cancer (GIOV-001) (“Graces Trial”) are positive so as to cause InterMune to decide to proceed with filing a BLA, InterMune shall have the option exercisable with prior written notice to BI Austria to extend the initial term of the Agreement from December 31, 2012 to a period of time up to December 31, 2021.”
9.	The Agreement is hereby amended to delete in its entirety Section 14.4 and replace it with the following:
“14.4 Notices
[ * ] = certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the securities and exchange commission pursuant to rule 24b-2 on the securities exchange act of 1934, as amended.

Any notice required or permitted to be given hereunder by either Party shall be in writing and shall be (i) delivered personally, (ii) sent by registered mail, return receipt requested, postage prepaid or (iii) delivered by facsimile and confirmed by certified or registered mail to the addresses or facsimile numbers set forth below:

If to InterMune:	InterMune, Inc.
3280 Bayshore Boulevard
Brisbane, CA 94005 USA
Facsimile: +1 — 415 — 466 — 2300
Attention: Russell Kawahata

with a copy to:	InterMune, Inc.
3280 Bayshore Boulevard
Brisbane, CA 94005 USA
Facsimile: +1 — 415 – 466-2300
Attention: General Counsel

If to BI Austria:	Boehringer Ingelheim Austria GmbH
Dr. Boehringer-Gasse 5 – 11
A-1121 Vienna, Republic of Austria
Facsimile: +43 – 1 – 801 05 – 2440
Attention: Monika Henninger
Business Support Biotech

with a copy to:
Boehringer Ingelheim GmbH
Binger Strasse 173
D-55 216 Ingelheim am Rhein
Facsimile: +49 – 61 32 77 – 98 287
Attention: Rolf G. Werner
Corporate Division Biopharmaceuticals”
10.	The parties understand and agree that InterMune intends [ * ] to [ * ] in [ * ] The parties [ * ] in good faith [ * ] for the performance by BI Austria of appropriate [ * ] required in order to [ * ] in [ * ] As a result, the parties, as of the date hereof, have [ * ] which sets forth [ * ] A copy [ * ] is attached hereto as Exhibit A, which [ * ] may be revised as agreed upon [ * ] Provided that [ * ] is successful, both parties intend for [ * ] to become [ * ] Accordingly, the parties agree that they will [ * ] to [ * ] for the [ * ] by BI Austria, consistent with [ * ] and the pricing at which BI Austria [ * ] and other related terms and conditions, all of which will be set forth in a separate amendment, addendum or agreement upon [ * ]
[ * ] = certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the securities and exchange commission pursuant to rule 24b-2 on the securities exchange act of 1934, as amended.

Except as set forth above, all terms and conditions of the Agreement will remain in full force and effect. Any capitalized term used herein and not otherwise defined will have the same meaning as set forth in the Agreement. In the event of any conflict between this Amendment and the Agreement, the terms of this Amendment shall govern to the extent of such conflict.

Please acknowledge your agreement to the above by countersigning both enclosed copies of this letter where indicated below, and returning one original to the attention of Lucinda Y. Quan, Director, Legal Affairs at InterMune, Tel: (415) 466-2223, Fax: (415) 466-2323. We would be happy to proceed based on receipt of a facsimile copy while awaiting the original.

Sincerely,

/s/ Russell Kawahata

Russell Kawahata
	Vice President, Technical Operations	Acknowledged and Agreed:

	InterMune, Inc.	Boehringer Ingelheim Austria GmbH

By:	/s/ Roger Hawley	By:	/s/ Kurt Konopitzky

	Roger Hawley,		Dr. Kurt Konopitzky
	Executive Vice President		Head Division Biopharmaceuticals
	Of Commercial and Technical Operations		Division

	Date: July 26, 2005	Date: July 26, 2005

Boehringer Ingelheim Austria GmbH

		By:	/s/ Monika Henninger

Dr. Monika Henninger
Head, Customer Relations & Projects

Date: July 26, 2005
[ * ] = certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the securities and exchange commission pursuant to rule 24b-2 on the securities exchange act of 1934, as amended.

EXHIBIT A
[ * ]
[ * ] = certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the securities and exchange commission pursuant to rule 24b-2 on the securities exchange act of 1934, as amended.

Biopharmaceuticals/Operations
[ * ]
[ * ]
[ * ] = certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the securities and exchange commission pursuant to rule 24b-2 on the securities exchange act of 1934, as amended.